UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2012

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3355 Michelson Drive, Suite 100, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RETIREMENT OF JOHN COYNE AS CHIEF EXECUTIVE OFFICER

On September 10, 2012, Western Digital Corporation (the "Company") announced that John F. Coyne has decided, after serving in the position for more than five years, to retire as Chief Executive Officer and a director of the Company on January 2, 2013.

APPOINTMENT OF STEPHEN MILLIGAN AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Effective January 2, 2013, Stephen D. Milligan, age 49, currently the Company’s President, will become the Company’s President and Chief Executive Officer. At that time, he will also be made a member of the Board of Directors and the Executive Committee of the Board of Directors.

In connection with Mr. Milligan’s appointment, the Company and Mr. Milligan entered into an amendment and restatement of Mr. Milligan’s existing employment agreement (the "Milligan Employment Agreement"). Under the Milligan Employment Agreement, Mr. Milligan is entitled to an annual base salary of $1 million effective January 2, 2013, and he will have an annual target bonus under the Company’s Incentive Compensation Plan ("ICP") equal to 150% of his base salary effective with the performance period under the ICP covering the second half of fiscal 2013. Mr. Milligan also continues to participate as a "Tier I" participant in the Company’s Executive Severance Plan and in the Company’s Amended and Restated Change of Control Severance Plan.

Mr. Milligan’s annual long-term incentive awards for fiscal 2013 were also granted on September 6, 2012 in connection with the amendment and restatement of his employment agreement. These awards consist of the following:

• 83,652 performance shares covering performance over a cumulative two-year period consisting of fiscal years 2013 and 2014. The performance metrics for these performance shares are to be determined by the Compensation Committee of the Company’s Board of Directors (the "Compensation Committee").

• 41,826 restricted stock units vesting, subject to Mr. Milligan’s continued employment, on the third anniversary of the date of grant.

• 98,618 stock options with a per-share exercise price equal to the closing market price of a share of the Company’s common stock on the grant date and a maximum term of seven years. The stock options are scheduled to vest, subject to Mr. Milligan’s continued employment, 25% on the first anniversary of the date of grant and 6.25% at the end of each three-month period thereafter until the stock option is fully vested on the fourth anniversary of the date of grant.

In May 2012, Mr. Milligan was granted a performance-based stock unit award with a "target" payout of 50,050 shares of Company common stock, with 50% of the award subject to performance metrics to be established by the Compensation Committee with respect to fiscal 2013 and 50% of the award subject to performance metrics to be established by the Compensation Committee with respect to fiscal 2014, and the actual number of shares payable with respect to the award to range from 0% to 200% of the target number of shares based on actual performance over those two fiscal years. The Milligan Employment Agreement provides that Mr. Milligan will be granted an additional performance-based stock unit award at the first regularly scheduled meeting of the Compensation Committee after January 2, 2013. The target number of shares subject to the award will be determined by the Compensation Committee at that time so that the target number of shares subject to the award on the grant date will have a value of $2 million. The award will otherwise be on the same terms and conditions as Mr. Milligan’s May 2012 performance-based stock unit award.

Mr. Milligan re-joined us in March 2012 as President of the Company as a result of the Company’s acquisition of Hitachi Global Storage Technologies ("HGST"). He served as HGST’s President from March 2009 to December 2009 and as its President and Chief Executive Officer from December 2009 until the Company’s acquisition of HGST in March 2012. From September 2007 to October 2009, Mr. Milligan served as HGST’s Chief Financial Officer. From January 2004 to September 2007, Mr. Milligan served as the Company’s Chief Financial Officer, and from September 2002 to January 2004 as the Company’s Senior Vice President, Finance. From April 1997 to September 2002, Mr. Milligan held various financial and accounting roles of increasing responsibility at Dell Inc. Prior to joining Dell, Mr. Milligan was employed at Price Waterhouse for 12 years, most recently as Senior Manager.

There are no arrangements or understandings between Mr. Milligan and any other person pursuant to which Mr. Milligan was appointed to serve as the Company’s President and Chief Executive Officer or as a member of the Board. There are no family relationships between Mr. Milligan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on September 10, 2012, announcing Mr. Coyne’s decision to retire on January 2, 2013 as the Company’s Chief Executive Officer and the appointment of Mr. Milligan as his successor. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Western Digital Corporation on September 10, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

September 10, 2012	By:	/s/ Michael C. Ray

Name: Michael C. Ray
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Western Digital Corporation on September 10, 2012.